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                                                                       EX-99.B11



                                                                     Accountants
                                                                         Consent






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 23, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of Van Wagoner Funds, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Transfer and Dividend Disbursing Agent, Custodian and Independent Accountants" in the Statement of Additional Information.









/s/ PRICE WATERHOUSE LLP
-----------------------
PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
October 16, 1997